Exhibit 5.1

April 5, 2021

Brookfield Infrastructure Corporation

250 Vesey Street, 15th Floor

New York, New York 10281

Ladies and Gentlemen:

We have acted as legal counsel to Brookfield Infrastructure Corporation, a corporation organized under the laws of British Columbia (the “Company”), in connection with the registration by the Company of up to US$1,000,000,000 in class A subordinate voting shares of the Company (the “Exchangeable Shares”), as may from time to time be issued in primary offerings. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell up to 8,675,193 class A subordinate voting shares of the Company (the “Issued Exchangeable Shares”) from time to time, in amounts, at prices and on terms that will be determined at the time these securities are offered. The terms of the sale and issue of the Exchangeable Shares and Issued Exchangeable Shares are detailed in the prospectus constituting part of the Registration Statement (as defined below).

We are providing this opinion in connection with the filing by the Company of:

(a)

the Registration Statement on Form F-3 (as amended or supplemented, the “Registration Statement”), filed by the Company and Brookfield Infrastructure Partners L.P. on the date hereof with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Act”), relating to, among other matters, the registration of the Exchangeable Shares and Issued Exchangeable Shares under the Act; and

(b)	the prospectus contained in the Registration Statement, as amended (the “Prospectus”).

For the purposes of this opinion, we have examined and relied upon, amongst other things, the following:

1.	the Company’s Notice of Articles and the Company’s Articles, each as amended to date;

2.	resolutions of the Board of Directors of the Company dated April 5, 2021 that relate, among other things, to the Registration Statement and the Prospectus;

3.	resolutions of the Board of Directors of the Company dated March 9, 2020 that relate, among other things, to the issue of the Issued Exchangeable Shares;

4.	the Registration Statement;

5.	the Prospectus; and

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such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

Based upon the foregoing, we are of the opinion that:

1.

The creation of the Exchangeable Shares has been duly authorized by the Company and, subject to the approval by all necessary corporate action of the issue of particular Exchangeable Shares, such Exchangeable Shares, when issued and delivered against payment therefor as contemplated in the Registration Statement and the Prospectus and any applicable agreement of purchase and sale, will be validly issued and fully-paid and non-assessable shares in the capital of the Company.

2.	The Issued Exchangeable Shares are validly issued, fully paid and non-assessable shares in the capital of the Company;

We are qualified to practice law in the Provinces of British Columbia and we do not purport to be experts on the law of any other jurisdiction other than the Province of British Columbia and the federal laws of Canada applicable therein. We do not express any opinion herein concerning any law other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein. We express no opinion and make no representation with respect to the law of any other jurisdiction. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are an “expert” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Yours truly,

/s/ McMillan LLP

MCMILLAN LLP